Exhibit 99.1

ESSEX PROPERTY TRUST STOCKHOLDERS APPROVE ISSUANCE OF SHARES
IN CONNECTION WITH BRE MERGER

Palo Alto, California—March 28, 2014—Essex Property Trust, Inc. (NYSE: ESS), a Maryland corporation (“Essex”), announced that at its special meeting of stockholders held today, stockholders approved the issuance of shares of Essex common stock to the stockholders of BRE Properties, Inc. (“BRE”) in connection with the merger of BRE with and into BEX Portfolio, Inc. (“Merger Sub”), a direct wholly owned subsidiary of Essex formerly known as Bronco Acquisition Sub, Inc., pursuant to the Agreement and Plan of Merger, dated as of December 19, 2013, by and among Essex, Merger Sub and BRE (the “Merger Agreement”). Approximately 87.1% of the outstanding shares of Essex common stock voted with respect to the proposed issuance and of those outstanding shares that voted, approximately 99.8% voted in favor of the issuance.

Subject to the satisfaction or waiver of the remaining conditions to the closing of the merger set forth in the Merger Agreement, the merger is expected to close on Tuesday, April 1, 2014.  At the effective time of the merger, each former share of BRE common stock will be converted into (i) 0.2971 shares of Essex common stock and (ii) $12.33 in cash, without interest, subject to adjustment, in the event of the payment of a special distribution to BRE stockholders of record as of the close of business on the last business day preceding the effective time of the merger.   As previously announced, BRE’s board of directors declared a special distribution of $5.15 per share of BRE common stock payable to BRE stockholders of record as of the close of business on the last business day preceding the effective time of the merger (the “Special Dividend”).  The Special Dividend is conditioned upon the closing of the sale of certain interests in assets of BRE to certain parties designated by Essex, which are expected to occur on the business day prior to the closing of the merger.  The amounts distributed as a Special Dividend will reduce the cash consideration payable by Essex in the merger.

Assuming completion of the merger, shares of BRE common stock are expected to be delisted after the close of trading on April 1, 2014.  Shares of Essex common stock will continue to trade under the existing ticker symbol “ESS” on the New York Stock Exchange.

About Essex Property Trust, Inc.

Essex Property Trust, Inc., an S&P 400 company, is a fully integrated real estate investment trust (REIT) that acquires, develops, redevelops, and manages multifamily residential properties in selected West Coast markets. Essex currently has ownership interests in 163 apartment communities with an additional 11 properties in various stages of active development. Additional information about Essex can be found on the Company’s web site at www.essexpropertytrust.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements which are based on current expectations, estimates and projections about the industry and markets in which Essex and BRE operate and beliefs of and assumptions made by Essex management and BRE management, involve uncertainties that could significantly affect the financial results of Essex or BRE or the combined company. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature. Such forward-looking statements include, but are not limited to, statements about the anticipated benefits of the business combination transaction involving Essex and BRE, including future financial and operating results, and the combined company’s plans, objectives, expectations and intentions. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future – including statements relating to expected synergies, improved liquidity and balance sheet strength – are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. Some of the factors that may affect outcomes and results include, but are not limited to: (i) national, regional and local economic climates, (ii) changes in financial markets and interest rates, or to the business or financial condition of Essex or its business, (iii) changes in market demand for rental apartment homes and competitive pricing, (iv) risks associated with acquisitions, including the proposed merger with BRE, (v) maintenance of real estate investment trust (“REIT”) status, (vi) availability of financing and capital, (vii) risks associated with achieving expected revenue synergies or cost savings, (viii) risks associated with the companies’ ability to consummate the merger on the terms described or at all and the timing of the closing of the merger, and (ix) those additional risks and factors discussed in reports filed with the SEC by Essex and BRE from time to time, including those discussed under the heading “Risk Factors” in their respective most recently filed reports on Forms 10-K and 10-Q. Essex does not undertake any duty to update any forward-looking statements appearing in this press release.

Contact Information
Barb Pak
Director of Investor Relations
(650) 494-3700
bpak@essexpropertytrust.com